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                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 21




                              LIST OF SUBSIDIARIES


                                                                       State or Other
                                                                       Jurisdiction of
Name                                                                   Incorporation
----                                                                   -------------
Datum International Sales Corporation                                  California
Datum International Incorporated                                       California
Frequency and Time Systems, Inc.                                       Delaware
Austron, Inc.                                                          Texas
Efratom Time & Frequency Products, Inc.                                Colorado
Datum GmbH                                                             Germany